PAGE 1 BABCOCK & WILCOX ENTERPRISES, INC. 1200 East Market Street Suite 650 Akron, OH 44305 December 22, 2025 Applied Digital Corporation 3811 Turtle Creek Blvd, Suite 2100 Dallas, TX 75219 Re: Amendment to Letter Agreement Reference is made to that certain Letter Agreement, dated as of November 4, 2025 (the “Letter Agreement”), by and between Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), and Applied Digital Corporation, a Nevada corporation (“Applied Digital”) setting forth certain terms and conditions regarding the issuance by the Company to Applied Digital of (a) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (b) warrants to purchase shares of Common Stock. The Company and Applied Digital wish to amend the Letter Agreement hereby to correct an error in Section 1 of the Letter Agreement (this “Amendment”). Capitalized terms used in this Amendment, to the extent not defined herein or otherwise indicated, shall have the same meaning as in the Letter Agreement. 1. Section 1 of the Letter Agreement is hereby deleted in its entirety and replaced with the following: “1. Initial Issuance of Securities. On the date hereof, following the payment by Applied Digital to the Company of the Purchase Price (as defined below) by wire transfer of immediately available funds to the account designated in writing by the Company, the Company shall issue to Applied Digital 500,000 shares of Common Stock (the “Shares”) for a purchase price of $2,000,000 (the “Purchase Price”). In addition, on the date hereof, the Company shall issue to Applied Digital a warrant to purchase 2,600,000 shares of Common Stock (the “Initial Warrant”), in form and substance of the Form of Warrant attached hereto as Exhibit A.” 2. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Letter Agreement, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Letter Agreement are ratified and confirmed and shall continue in full force and effect. The Letter Agreement, as amended, shall continue to be legal, valid, binding, and enforceable in accordance with its terms. 3. This Amendment and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Letter Agreement, as amended hereby, are hereby amended so that any reference in the Letter Agreement shall mean a reference to the Letter Agreement as amended hereby or of even date herewith, and as may be further amended from time to time. 4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. 5. The Letter Agreement, as amended by this Amendment, represents the entire agreement Docusign Envelope ID: 76E07E83-E20C-4E0B-86F1-384CCB238176

PAGE 2 between the parties related to the subject matter thereof and hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. [Signature Pages Follow] Docusign Envelope ID: 76E07E83-E20C-4E0B-86F1-384CCB238176

Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Amendment. Very truly yours, BABCOCK & WILCOX ENTERPRISES, INC. By: Print: Cameron Frymyer Title: Executive VP and CFO Accepted and agreed to as of the date first written above by: APPLIED DIGITAL CORPORATION By: Print: Title: Docusign Envelope ID: 76E07E83-E20C-4E0B-86F1-384CCB238176 SAIDAL MOHMAND CFO